Exhibit 99.2

Ondas to Acquire Controlling Interest in 4M Defense, Integrating Smart Demining Capabilities, Terrestrial and Subsurface Robotics, and AI-Powered Intelligence Platform

Strategic acquisition unlocks smart demining capabilities through a multi-layered, AI-powered analytics platform and integrated robotic systems developed by an elite Israeli defense engineering team

World Bank estimates full demining of Ukraine at roughly US $34.6 billion with additional countries and territories worldwide with Contamination of landmines and unexploded ordnance (UXOs) with some 110 million mines and other explosive remnants still buried across the globe

BOSTON, MA / October 27, 2025 / Ondas Holdings Inc. (Nasdaq: ONDS) (“Ondas” or the “Company”), a leading provider of autonomous aerial and ground robot intelligence through its Ondas Autonomous Systems (OAS) business unit and private wireless solutions through Ondas Networks, today announced a definitive agreement to acquire a controlling interest in HYPERLINK “https://4-mine.com/”4M Defense Ltd. (“4M Defense”), a leading Israeli smart demining company specializing in advanced demining capabilities, including robotic systems with terrestrial and subsurface AI-powered intelligence technologies. 4M Defense will expand OAS’ addressable market into the large global landmine and UXOs clearance and subsurface intelligence platforms market.

4M Defense is a next-generation demining company leveraging advanced technologies to transform land clearance operations. World Bank estimates full demining of Ukraine at roughly US $34.6 billion with additional countries and territories worldwide with Contamination of landmines and unexploded ordnance (UXOs) with some 110 million mines and other explosive remnants still buried across the globe. By applying Land Intelligence, data-driven prioritization, and operational field insight, 4M Defense enables the release of more land, more quickly, and we believe at a significantly lower cost. The company’s Terrestrial Intelligence Platform (TIP) integrates satellite imagery, drone data, and historical threat maps to identify and visualize subsurface hazards such as landmines, IEDs, UXOs, and terrain obstructions—enabling faster and safer decision-making for defense, homeland security, and humanitarian missions. 4M Defense also specializes in the operation and implementation of advanced robotic systems. Validated by the Israeli Ministry of Defense and deployed in national-scale clearance and infrastructure projects, 4M’s AI-powered analytics deliver demining operations up to four times faster and at significantly lower cost than traditional methods based upon company estimates. With roots in Israel’s elite defense intelligence and engineering units, the 4M team brings unmatched domain expertise to address a global crisis impacting more than 60 countries, where over 110 million landmines remain active, according to CBNW Magazine.

“We are excited to bring 4M Defense into the Ondas portfolio,” said Oshri Lugassy, Co-CEO of Ondas Autonomous Systems. “Their advanced terrestrial intelligence capabilities align squarely with our autonomous drone and AI data solutions and technology roadmap. We understand the urgent need for integrated, scalable technologies to address the growing threats posed by landmines and subsurface hazards in many combat-stricken areas around the world including Israel and Ukraine. With this acquisition, we believe we are positioned to accelerate go-to-market execution, deliver greater operational impact for our customers, and scale rapidly in a mission that truly matters.”

The integration of 4M Defense within Ondas’ operating platform creates a powerful and differentiated offering in the defense and homeland security markets. By combining 4M’s Terrestrial Intelligence Platform, which delivers high-resolution subsurface mapping and threat detection, Ondas’ autonomous drone systems and AI-driven Insightful™ data and analytics portal infrastructure, the companies will offer a uniquely comprehensive solution for aerial and underground situational awareness. This integration enhances mission planning, real-time decision-making, and operational safety across a range of high-risk environments. In addition, the combination enables joint go-to-market execution, shared engineering resources, and a scalable foundation for rapid deployment in Israel, Ukraine, and other global hotspots. The combined capabilities are expected to accelerate growth, improve customer outcomes, and extend Ondas’ leadership in dual-use defense technology.

Under the terms of the agreement, Ondas will acquire a controlling interest in 4M Defense and provide 4M Defense with access to additional capital, operational scale, and global distribution through Ondas. The founding leadership of 4M Defense will remain in place, ensuring continuity and accelerating integration with Ondas’ autonomous drone and AI platforms. The acquisition structure is designed to support rapid growth while preserving the innovative culture and domain expertise that defines 4M’s success.

For additional information regarding the terms of the agreement, please see the Current Report on Form 8-K to be filed with the Securities and Exchange Commission later today.

About Ondas Holdings Inc.

Ondas Holdings Inc. (Nasdaq: ONDS) is a leading provider of autonomous systems and private wireless solutions through its business units Ondas Autonomous Systems (OAS), Ondas Capital and Ondas Networks. Ondas’ technologies offer a powerful combination of aerial intelligence and next-generation connectivity to enhance security, operational efficiency, and data-driven decision-making across essential industries.

OAS delivers a portfolio of AI-powered defense and security platforms that are deployed globally to safeguard sensitive locations, populations, and infrastructure. Through its subsidiaries American Robotics, Airobotics, and Apeiro Motion, OAS offers the Optimus System—the first U.S. FAA-certified small UAS for automated aerial security and data capture—the Iron Drone Raider—an autonomous counter-UAS platform—and Apeiro’s advanced ground robotics and tethered UAV systems, supported by innovative navigation and communications technologies.

Ondas Capital plans to combine advisory services and strategic investment management services to accelerate the rapid scaling and global deployment of unmanned and autonomous systems to Allied defense and security markets.

Ondas Networks provides software-defined wireless broadband technology through its FullMAX platform, based on the IEEE 802.16t standard. This standards-based system delivers high-performance connectivity for mission-critical IoT applications in markets such as rail, utilities, oil and gas, transportation, and government.

For additional information on Ondas Holdings: www.ondas.com, X and LinkedIn

For Ondas Autonomous Systems: LinkedIn

For Airobotics: www.airoboticsdrones.com, X and LinkedIn

For American Robotics: www.american-robotics.com, X and LinkedIn

For Apeiro Motion: www.apeiro-motion.com, LinkedIn

For Ondas Networks: www.ondasnetworks.com, X and LinkedIn

Forward-Looking Statements

Statements made in this release that are not statements of historical or current facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. We caution readers that forward-looking statements are predictions based on our current expectations about future events. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions that are difficult to predict. Our actual results, performance, or achievements could differ materially from those expressed or implied by the forward-looking statements as a result of a number of factors, including the risks discussed under the heading “Risk Factors” discussed under the caption “Item 1A. Risk Factors” in Part I of our most recent Annual Report on Form 10-K or any updates discussed under the caption “Item 1A. Risk Factors” in Part II of our Quarterly Reports on Form 10-Q and in our other filings with the SEC. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise that occur after that date, except as required by law.

Contacts

IR Contact for Ondas Holdings Inc.

888-657-2377

ir@ondas.com

Media Contact for Ondas

Escalate PR

ondas@escalatepr.com

Preston Grimes

Marketing Manager, Ondas Holdings Inc.

preston.grimes@ondas.com

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